EXHIBIT 10.6

AMENDMENT 2009-1

THE PNC FINANCIAL SERVICES GROUP, INC.

ERISA EXCESS PLAN

(as amended and restated as of January 1, 2009)

WHEREAS, The PNC Financial Services Group, Inc. (the “Corporation”) sponsors The PNC Financial Services Group, Inc. ERISA Excess Plan (the “Plan”);

WHEREAS, the Corporation wishes to amend the Plan to coordinate the timing of payments from the Plan with the Corporation’s new payroll system, to reflect the merger of the National City Corporation Supplemental Cash Balance Pension Plan into the Plan, and to change the definition of compensation under the Plan; and

WHEREAS, Section 9 of the Plan authorizes the Corporation to amend the Plan.

NOW, THEREFORE, IT IS RESOLVED, that the Plan is hereby amended as follows:

1. Effective January 1, 2010, the second clause of the last sentence of Section 1.1 (“Account”) is amended in its entirety to read as follows:

“(ii) amounts representing accounts merged into this Plan from a prior excess pension plan, to the extent separate accounting is determined by the Committee or its delegate to be necessary in order to ensure compliance with Section 409A of the Code or otherwise, including without limitation amounts included in this Plan as a result of the mergers of the Mercantile Plan and the National City Plan into this Plan.”

2. Effective September 1, 2009, Section 1.12 (“Excess Benefits”) is amended to add the following new sentence immediately at the end thereof:

“For purposes of (A) above, in the event that payment of annual incentive compensation which is included in Compensation as variable pay is made in the form of “long-term restricted stock” as defined in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance in advance of the date on which payment of annual incentive compensation under the applicable executive and management incentive plan(s) is made in cash to those employees whose compensation is not restricted under the Interim Final Rule (the “normal payment date”), the payment of such long-term restricted stock shall be deemed to be made on the normal payment date for purposes of determining the amount in (A) to be used to calculate a Participant’s Excess Benefits under this Plan.”

3. Effective January 1, 2010, Section 1 (“Definitions”) is amended to insert the following new Section 1.15 (“National City Plan”) immediately following Section 1.14 (“Mercantile Plan”) and the sections that follow are renumbered accordingly:

“1.15 “National City Plan” means the National City Corporation Supplemental Cash Balance Pension Plan, which was merged into this Plan effective January 1, 2010.”

4. Effective January 1, 2010, the second sentence of Section 3 (“Benefits”) is amended in its entirety to read as follows:

“With respect to any period; a Participant’s Account under this Plan will be allocated Earnings Credits, Transitional Earnings Credits and Interest Credits in the same manner as such Credits are allocated to the Participant’s account under the Pension Plan for such period.”

5. Effective January 1, 2009, the second sentence of Section 4.2 (“Distribution at Severance from Service Other Than Death or Total Disability”) is amended in its entirety to read as follows:

“Amounts deferred and vested prior to January 1, 2005 will be paid in such manner as benefits are paid to the Participant under the Pension Plan.”

6. Effective January 1, 2009, Section 4.3 (“Distribution at Severance from Service Due to Total Disability”) is amended to delete the first sentence thereof and insert the following new sentence in its place:

“If a Participant incurs a Severance from Service as a result of a Total Disability, amounts deferred and vested prior to January 1, 2005 will be paid in such manner as benefits are paid to the Participant under the Pension Plan.”

7. Effective January 1, 2009, Section 4.4 (“Distributions at Death”) is amended in its entirety to read as follows:

“In the event of a Participant’s death prior to the distribution of his Account, amounts deferred and vested prior to January 1, 2005 will be paid to the Participant’s Beneficiary or Beneficiaries designated under the Pension Plan in such manner as benefits are paid to such Beneficiary or Beneficiaries under the Pension Plan. Amounts deferred or first vesting on or after January 1, 2005 will be distributed to the Participant’s Beneficiary or Beneficiaries designated hereunder in a single lump-sum payment as soon as administratively practicable following, but no later than ninety (90) days after, the Participant’s death.”

8. Effective January 1, 2009, Section 7.1 (“initial Claim”) is amended to delete the last sentence of such Section.

9. Effective January 1, 2010, Section 13 (“Miscellaneous”) is amended to insert the following new Section 13.13 (“Merger of National City Plan”) immediately at the end thereof:

“13.13 Merger of National City Plan.

The National City Plan was merged into the Plan effective January 1, 2010. Under the Plan, each individual who had an account balance merged into the Plan from the National City Plan has an Account equal to or greater than the account balance such individual had under the National City Plan immediately before the merger.”

Except as herein amended, the Plan shall remain in full force and effect.

Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc- this 24 day of December, 2009 pursuant to the authority delegated by the Corporation’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley
Executive Vice President and
Chief Human Resources Officer